UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 1, 2003

(Date of earliest event reported)

TTM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

WASHINGTON
(State or other jurisdiction of incorporation)

0-31285	91-1033443
(Commission File Number)	(IRS Employer Identification Number)

2630 SOUTH HARBOR BOULEVARD SANTA ANA, CALIFORNIA 92704
(Address of Principal Executive Offices) (Zip Code)

(714) 327-3000
(Registrant’s telephone number, including area code)

Item 12.        Results of Operations and Financial Conditions.

The Company is furnishing this Report on Form 8-K in connection with the disclosure of textual information in the form of a press release released on May 1, 2003.

The information in this Report on Form 8-K (including the exhibit) is furnished pursuant to Item 12 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

The text included with this Report is available on our website located at www.ttmtech.com, although we reserve the right to discontinue that availability at any time.

EXHIBITS

Exhibit 99.1                                    Press Release dated May 1, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: May 1, 2003	By:	/s/ Stacey M. Peterson
Stacey M. Peterson
Chief Financial Officer